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                                                                    EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 to be filed on or about April 1, 1998 of our report dated June 27, 1997, except with respect to items described in Note 1, "Restatement of Previously Issued Financial Statements" for which the date is March 3, 1998, on the financial statements of the Predecessor Company for the four months ended April 30, 1996, of Hercules Offshore Corporation as of and for the eight months ended December 31, 1996 and of our report dated June 27, 1997 on the financial statements of Hercules Rig Corp. as of December 31, 1996 and 1995, and for the period from inception, April 6, 1994, through December 31, 1994, and for each of the two year periods ended December 31, 1996, and to all references to our Firm included in this Registration Statement.



Arthur Andersen LLP

Houston, Texas
March 30, 1998